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                                                                      Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-39987, 333-57289, and 333-39726 on Form S-8 of our reports dated October 12, 2007, relating to the financial statements and financial statement schedule of Possis Medical, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in accounting for share-based payments), and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Possis Medical, Inc. for the year ended July 31, 2007.


DELOITTE & TOUCHE LLP

Minneapolis, MN
October 12, 2007

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